OPKO Health to Report First Quarter 2021 Financial Results on April 28, 2021

MIAMI (April 22, 2021) – OPKO Health, Inc. (NASDAQ: OPK) plans to report operating and financial results for the three months ended March 31, 2021, as well as discuss financial guidance, after the close of the U.S. financial markets on Wednesday, April 28, 2021. OPKO’s senior management will provide a business update and discuss results in greater detail during a conference call and live audio webcast on April 28th beginning at 4:30 p.m. Eastern time.

CONFERENCE CALL & WEBCAST INFORMATION

OPKO encourages participants to pre-register for the conference call using the link here, or dialing (888) 869-1189 or (706) 643-5902 and using conference ID 9993698. Upon registering, participants will receive dial-in numbers, an event passcode and a unique registrant ID to gain immediate access to the call and bypass the live operator. Participants may pre-register at any time, including up to and after the start of the call.

To access the live call via webcast, please click on the link OPKO 1Q21 Results Conference Call. Individual investors and investment community professionals who do not plan to ask a question during the call’s Q&A session are encouraged to listen to the call via the webcast.

For those unable to listen to the live conference call, a replay can be accessed for a period of time on OPKO’s website at OPKO 1Q21 Results Conference Call. A telephone replay will be available beginning approximately two hours after the close of the conference call. To access the replay, please dial (855) 859-2056 or (404) 537-3406, and use conference ID 9993698.

About OPKO Health

OPKO is a multinational biopharmaceutical and diagnostics company that seeks to establish industry-leading positions in large, rapidly growing markets by leveraging its discovery, development, and commercialization expertise and novel and proprietary technologies. For more information, visit www.opko.com.

Contacts:

LHA Investor Relations
Yvonne Briggs, 310-691-7100
ybriggs@lhai.com
or
Bruce Voss, 310-691-7100
bvoss@lhai.com

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